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                                                                     EXHIBIT 8.1


                               KING & SPALDING


                          1185 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036-4003
                            TELEPHONE: 212/556-2100
                            FACSIMILE: 212/556-2222



                               September 29, 1998


Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205


        Re: Certain Federal Income Tax Consequences of the Recapitalization of the Stock of Sprint Corporation
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Ladies and Gentlemen:

          We have acted as tax counsel to Sprint Corporation ("Sprint") in connection with certain transactions contemplated in the Restructuring and Merger Agreement dated May 26, 1998, by and among Sprint, Tele-Communications, Inc., Comcast Corporation, Cox Communications, Inc., Sprint Enterprises, L.P., TCI Spectrum Holdings, Inc., Comcast Telephony Services, Cox Telephony Partnership, TCI Philadelphia Holdings, Inc., Comcast Telephony Services, Inc., Com Telephony Services, Inc., Cox Telephony Partners, Inc., Cox Communications Wireless, Inc., SWV One, Inc., SWV Two, Inc., SWV Three. Inc., SWV Four, Inc., SWV Five, Inc., SWV Six, Inc. (the "Restructuring Agreement"), in particular the Recapitalization as defined and described in such agreement. In connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement") containing a proxy statement/prospectus (the "Prospectus"), you have requested our opinion regarding (i) the federal income tax consequences to Sprint and its shareholders from the Recapitalization, and (ii) the accuracy of the discussion included in the Prospectus under the caption "Federal Income Tax Consequences."

          All terms used herein without definition shall have the respective meanings specified in the Restructuring Agreement, or if not defined therein the respective meanings specified in the Amended and Restated Articles of Incorporation of Sprint (the "Articles of Incorporation") .



191 PEACHTREE STREET                              1730 PENNSYLVANIA AVENUE, N.W.        1100 LOUISIANA STREET, SUITE 3300
ATLANTA, GA 30303-1763                            WASHINGTON, DC 20006-4706             HOUSTON, TX 77002-5219
TELEPHONE: 404/572-4600                           TELEPHONE: 202/737-0500               TELEPHONE: 713/751-3200
FACSIMILE 404/572-5100                            FACSIMILE: 202/626-3737               FACSIMILE: 713/751-3290

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Sprint Corporation
September 29, 1998
Page 2


                            INFORMATION RELIED UPON
                            -----------------------

           In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate. Specifically, we have examined, among other documents, (i) the Restructuring Agreement, (ii) the Policy Statement Regarding Tracking Stock Matters of the Sprint Board of Directors, (iii) the Articles of Incorporation, (iv) the Registration Statement, (v) the Tax Sharing Agreement, and (vi) all pertinent attachments and exhibits to all of the foregoing (collectively, the "Transaction Documents").

          In our examination of the Transaction Documents and in our reliance upon them in issuing this opinion, we have assumed, with your consent, that all Transaction Documents submitted to us as photocopies or by telecopy faithfully reproduce the originals thereof; that the originals are authentic; that all such Transaction Documents submitted to us have been or will be duly executed and validly signed (or filed, where applicable) to the extent required in substantially the same form as they have been provided to us; that the Recapitalization will be consummated in compliance with the terms of the Transaction Documents in all material respects; that each executed Transaction Document will constitute the legal, valid, binding, and enforceable agreement of the signatory parties; that all representations and statements set forth in the Transaction Documents are and will remain true, accurate, and complete in al1 material respects; and that all obligations imposed on, or covenants agreed to by, the parties pursuant to any of the Transaction Documents have been or will be performed or satisfied in accordance with their terms in all material respects.

          We also have obtained such additional information, upon which we also have relied in rendering this opinion, as we have deemed relevant and necessary through consultations with various representatives of Sprint. Furthermore, we have obtained a written certificate from an executive officer of Sprint to verify certain relevant facts that have been represented to us or that we have been authorized to assume and upon which we have relied in rendering this opinion. Moreover, you have permitted us to rely on the opinion of Stinson, Mag & Fizzell, dated May 26, l998 regarding certain corporate law matters and the reaffirmation dated on or about September 29, 1998. In addition, you have permitted us to assume that issued and outstanding instruments designated as the stock of Sprint will be treated under Kansas law as validly issued and outstanding shares of Sprint stock. You have also permitted us to assume that the par value of the stock surrendered or deemed surrendered in the Recapitalization will be allocated among the reclassified stock resulting from the Recapitalization.

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Sprint Corporation
September 29, 1998
Page 3


                                    OPINION
                                    -------

      Based on the foregoing, it is our opinion that:

      (1) the Recapitalization will constitute a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986 (the "Code");

      (2) any outstanding stock which is designated as common stock of Sprint in the Articles of Incorporation will constitute voting stock of Sprint for federal income tax purposes;

      (3) except with respect to cash paid in lieu of fractional shares, if any, the holders of such stock of Sprint will not recognize income, gain or loss in and as a result of the Recapitalization;

      (4) such stock of Sprint received in the Recapitalization will not constitute Section 306 stock within the meaning of Section 306(c) of the Code;

      (5) holders of Existing Common Stock will take a tax basis in the FON Stock and PCS Stock equal to the tax basis prior to the Recapitalization in the Existing Common Stock (reduced by the amount allocable to any fractional share interest for which cash is received), with such tax basis being allocated among the FON Stock and PCS Stock in proportion to their relative fair market values at the time of the Recapitalization;

      (6) cash received in lieu of fractional shares will result in the recognition of gain or loss equal to the difference, if any, between the stockholder's basis in the fractional shares and the amount of cash received;

      (7) a stockholder's holding period for shares of PCS Stock and FON Stock received in the Recapitalization will include such stockholder's holding period for the shares of Existing Common Stock surrendered therefor; and

      (8) the discussion contained in the Prospectus under the caption "Federal Income Tax Consequences" constitutes an accurate summary of the material United States federal income tax consequences of the Recapitalization.

      The opinions expressed herein are not applicable to stockholders who, for federal income tax purposes, are subject to special tax treatment, such as, without limitation, insurance companies, corporations subject to the alternative minimum tax, banks, dealers in securities or tax-exempt organizations, persons that hold Existing Common Stock as part of straddle, hedging or conversion transactions, persons whose functional currency is not the U.S. dollar, or to stockholders who acquired their stock pursuant to the exercise of employee stock options or otherwise as compensation, or, stockholders of Sprint who do not hold their shares of Sprint as capital assets within the meaning of Section 1221 of the Code.

      The opinions expressed herein are based upon existing statutory, regulatory, administrative, and judicial authority in effect as of the date of this letter, any of which may be changed at any time with retroactive effect. Further, our opinions are based solely on the documents that we have examined the additional information that we have obtained, and the
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Sprint Corporation
September 29, 1998
Page 4


representations referred to herein that we have assumed with your consent to be true, accurate, and complete on the date hereof. Our opinions cannot be relied upon if any of the material facts contained in such documents or any such additional information is, or later becomes, materially inaccurate or if any of the representations referred to herein is, or later becomes, materially inaccurate.

           Our opinions represent our legal judgment, have no official status of any kind, and are not binding upon the Internal Revenue Service or any court. In this regard we note that no existing authority directly addresses the federal income tax classification of multiple classes of stock of a single corporation, each of which is intended to relate to and to track the economic performance of separate businesses owned and operated (directly or indirectly) by the issuing corporation. Moreover, the current policy of the Internal Revenue Service is to refuse to issue private letter rulings as to the federal income tax classification of stock such as FON Stock and PCS Stock.

           Finally, our opinion is limited to the tax matters specifically addressed herein. We have not been asked to address, nor have we addressed, any other tax consequences of the Recapitalization or other transactions described in the Restructuring Agreement, including, hut not limited to, any state, local, or foreign tax consequences.

           This letter is furnished by us as counsel to Sprint solely in connection with the Recapitalization and is for the benefit of Sprint and may not be relied upon for any other purpose without our express written consent. We hereby consent, however, to the filing of this opinion as an exhibit to the Registration Statement and to reference of our name under the caption "Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    /s/ King & Spalding

                                    KING & SPALDING